UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of report (Date of earliest event reported)       February 17, 1998
                                                --------------------------------




                       United Dominion Realty Trust, Inc.
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             (Exact name of registrant as specified in its charter)



Virginia                                  1-10524                54-0857512
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(State or other jurisdiction of         (Commission           (I.R.S. Employer
Incorporation)                          File Number)         Identification No.)



              10 South Sixth Street, Richmond, Virginia 23219-3802
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                    (Address of principal executive offices)



Registrant's telephone number, including area code       (804) 780-2691
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                                    NO CHANGE
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          (Former name or former address, if changed since last report)

Item 5.  Other Events

On December 19, 1997, the United Dominion Realty Trust, Inc, (United Dominion) announced the execution of a definitive merger agreement pursuant to which ASR, Inc. ("ASR") would be merged with and into a wholly-owned subsidiary of United Dominion (the "Merger ") which would continue the geographic expansion of the United Dominion into the Western region of the United States. At December 31, 1997, ASR owned and operated 41 apartment communities containing 7,725 apartment homes in the Southwest and Pacific Northwest. Pursuant the Merger, each share of the ASR's common stock will be exchanged for 1.575 shares of United Dominion. The Merger has been structured as a tax-free transaction and will be treated as a purchase for accounting purposes. The Merger is subject to ASR's shareholders and customary regulatory and other conditions. There can be no assurances that the transaction will be consummated.

United Dominion filed a Form S-4 Amendment No. 1 with the Securities and Exchange Commission (Registration No. 333-45305) which included the Unaudited Pro Forma Combined Financial Statements of United Dominion and ASR as if the Merger had occurred on January 1, 1996.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

         99.1     Unaudited Combined Pro Forma Financial Statements

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


                                        UNITED DOMINION REALTY TRUST, INC.


Date:     February 17, 1998             /s/ James Dolphin
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                                        James Dolphin, Executive Vice President
                                        and Chief Financial Officer

Date     February 17, 1998              /s/ Jerry A. Davis
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                                        Jerry Davis, Vice President
                                        and Corporate Controller